                                                                 EXHIBIT 3(iii)1



                                    AMENDMENT
                                     TO THE
                                   BY-LAWS OF
                           SUPER VENTURES CORPORATION


                  Pursuant to the provisions of the Nevada Business Corporations Act, SUPER VENTURES CORPORATION (the "Corporation") adopts the following Amendment to the By-Laws:


         1.  Article II of the By-Laws is amended to add Paragraph 8 as follows:


         8.  LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS


             To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

         2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on May 12, 2000 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

         5.  The effective date of this Amendment is May 12, 2000.


         Dated:      May 12, 2000


                                   /s/ MARVIN N. WINICK
                                   --------------------------------------------
                                   Marvin N. Winick, President

                      RESOLUTION OF THE BOARD OF DIRECTORS
                                       OF
                           SUPER VENTURES CORPORATION

         Pursuant to the provisions of the Nevada Business Corporations Act, the following resolution is passed as a resolution of the Directors of the Corporation consented to in writing by all the Directors of the Corporation on the 12th day of May, 2000.

WHEREAS the Corporation desires to change its by-laws and add additional articles as set out below.

BE IT RESOLVED, THAT:

1.       Article II of the By-Laws is amended to add Paragraph 8 as follows:

8.       LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

2. This proposed amendments be put before the majority shareholders of the Corporation for approval without a meeting pursuant to the Nevada Business Corporations Act.

3.       The record date for this shareholders action will be May 12, 2000.

4. Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolution.

5. This resolution may be signed in counterparts and transmitted by facsimile, and that each copy will together constitute but one document and be deemed to be an original.

DATED this 12th day of May, 2000


/s/ MARVIN N. WINICK                         /s/ STERLING KLEIN
-------------------------------------        ----------------------------------
Marvin N. Winick                             Sterling Klein




/s/ SAKWINDER NARWAL
-------------------------------------
Sakwinder Narwal

                             ACTION BY SHAREHOLDERS
                              WITHOUT A MEETING OF
                           SUPER VENTURES CORPORATION
                             (A NEVADA CORPORATION)


         On this 12th day of May 2000, the Shareholders whose signatures appear below, have consented to the action and resolution contained herein, such action being taken pursuant to the authority provided by the Nevada Business Corporations Act. As of this date, the Corporation has issued and outstanding a total of 1,000,000 shares of fully paid, non-assessable common stock. The undersigned Shareholders represent 976,000 shares of the total issued and outstanding shares or 97.6%.

BE IT RESOLVED, that

1. Article II of the By-Laws is amended to add Paragraph 8 as follows:

8.                LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICER

                  To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

         The undersigned by their signatures below, hereby consent to this action without notice and without a meeting, and adopt the foregoing Resolution.

 /s/ MARVIN N. WINICK                      /s/ STERLING KLEIN
------------------------------------     -----------------------------------
Marvin N. Winick                         Sterling Klein
Shares Represented 488,000 or 48.8%      Shares Represented 488,000 or 48.8%